                                                                       EXHIBIT 5
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                         A T T O R N E Y S  A T  L A W

  FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432


                                April 30, 1999

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana  70062

Ladies and Gentlemen:

          Re:  Sizeler Property Investors, Inc.
               Registration Statement on Form S-3

          We have acted as counsel to Sizeler Property Investors, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 600,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), which Common Stock will be sold pursuant to the terms and conditions of the Company's Direct Stock Purchase and Dividend Reinvestment Plan substantially in the form of Company's Direct Stock Purchase and Dividend Reinvestment Plan filed as
Exhibit 99 to the Registration Statement (the "Plan").

          We have examined such corporate records of the Company and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

          2. When the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Common Stock has been sold and delivered pursuant to the terms and conditions set forth in the Plan, the Common Stock will be validly issued, fully-paid and non-assessable.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name therein.

                              Very truly yours,


                              /S/ JAECKLE FLEISCHMANN & MUGEL, LLP